UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2025

SYNOPSYS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-19807	56-1546236
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

675 Almanor Ave.
Sunnyvale, California 94085
(Address of Principal Executive Offices) (Zip Code)

(650) 584-5000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value of $0.01 per share)	SNPS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On March 3, 2025, Synopsys, Inc. (“Synopsys”) entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., HSBC Securities (USA) Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), providing for its underwritten public offering (the “Notes Offering”) of $1,000,000,000 aggregate principal amount of its 4.550% Senior Notes due 2027 (the “2027 Notes”), $1,000,000,000 aggregate principal amount of its 4.650% Senior Notes due 2028 (the “2028 Notes”), $2,000,000,000 aggregate principal amount of its 4.850% Senior Notes due 2030 (the “2030 Notes”), $1,500,000,000 aggregate principal amount of its 5.000% Senior Notes due 2032 (the “2032 Notes”), $2,400,000,000 aggregate principal amount of its 5.150% Senior Notes due 2035 (the “2035 Notes”) and $2,100,000,000 aggregate principal amount of its 5.700% Senior Notes due 2055 (the “2055 Notes” and together with the 2027 Notes, 2028 Notes, 2030 Notes, 2032 Notes and 2035 Notes, the “Notes”).

The Notes are being offered pursuant to an effective automatic shelf registration statement on Form S-3 (Registration No. 333-285378), a base prospectus, dated February 27, 2025, included as part of the registration statement, and a prospectus supplement, dated March 3, 2025 (the “Final Prospectus Supplement”), relating to the Notes filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

Absent the occurrence of an event requiring the redemption of all outstanding 2027 Notes, 2028 Notes, 2030 Notes and 2032 Notes (the “Special Mandatory Redemption”), Synopsys intends to use the net proceeds of the offering, as well as its cash on hand and borrowings under its existing term loan credit agreement and bridge commitment, if applicable, each as further described in the Final Prospectus Supplement, to fund part of the cash portion of the merger consideration for its pending acquisition of ANSYS, Inc. (“Ansys”), to pay related transaction fees and expenses and to repay Ansys’s outstanding indebtedness. Pending such uses, the net proceeds from the offering shall be invested in marketable securities. In the event of a Special Mandatory Redemption, the proceeds of the 2027 Notes, 2028 Notes, 2030 Notes and 2032 Notes will be used for general corporate purposes, which may include repayment of outstanding indebtedness.

The Underwriting Agreement contains customary representations, warranties and agreements of Synopsys and customary conditions to closing, indemnification rights and obligations of the parties. The Notes Offering is expected to close on March 17, 2025, subject to the satisfaction of customary closing conditions.

Certain of the Underwriters and/or their respective affiliates are lenders, agents and/or arrangers for Synopsys under a term loan credit agreement and revolving credit agreement, both entered into on February 13, 2024, and a bridge commitment entered into on January 15, 2024, and will receive compensation in connection therewith.

The description of the Underwriting Agreement in this Current Report on Form 8-K is a summary of, and is qualified in its entirety by, the terms of the Underwriting Agreement. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

This Current Report on Form 8-K, including the Exhibits hereto, shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Any offering of the Notes is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1
Underwriting Agreement, dated as of March 3, 2025 between Synopsys and BofA Securities, Inc., HSBC Securities (USA) Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOPSYS, INC.

Dated: March 5, 2025	By:	/s/ John F. Runkel, Jr.
	Name:	John F. Runkel, Jr.
	Title:	General Counsel and Corporate Secretary